UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2022, Clubhouse Media Group, Inc. (the “Company”) filed Articles of Amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Articles”) with the Nevada Secretary of State that had the effect of increasing the authorized shares of common stock from 500,000,000 to 2,000,000,000.

In addition, the Amendment had the effect of making certain changes with respect to the vote required for any subsequent changes to the numbers of authorized shares of classes or series of the Company’s stock. As amended, the Articles provide that, except as otherwise required by the Nevada Revised Statutes, the Articles, or any designation for a class of preferred stock, (i) all shares of the Company’s capital stock will vote together as one class on all matters submitted to a vote of the Company’s stockholders, and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter will be required for approval of such matter. For the avoidance of doubt, the intent of the provisions is, and the operation of the provisions will be, that, without limitation, (i) in the event that the vote of the Company’s shareholders is otherwise required by the NRS, the number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote irrespective of Section 78.2055 or Section 78.207 of the NRS, with no vote of any holders of a particular class of stock, voting as a separate class, being required; and (ii) in the event that the vote of the Company’s shareholders is otherwise required by the NRS, unless otherwise set forth in a certificate of designations for the applicable class of preferred stock, the number of authorized shares of any class of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote irrespective of Section 78.2055 or Section 78.207 of the NRS, with no vote of any holders of a particular class of stock, voting as a separate class, being required. None of these provisions will otherwise affect or limit the power of the Board to change the number of shares of a class or series of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each shareholder without a vote of the shareholders, as set forth in Section 78.207 of the NRS.

Except as specifically required by the NRS or as set forth in any designation for a class of preferred stock, the holders of each class of the Company’s stock are specifically denied the right to vote as a separate class on any proposed Articles amendment that would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares.

The Company’s Board of Directors approved the Amendment on April 18, 2022. As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2022, stockholders holding a majority of the Company’s voting power approved, among other things, the Amendment on April 18, 2022.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State on April 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2022	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer